Exhibit 28(e)

LOAD FUNDS

FORM OF DISTRIBUTION AGREEMENT

THIS AGREEMENT is made as of this ___ day of _______, 2010, by and between The Alerian MLP Funds Trust, a Delaware statutory trust (the “Trust”), and UMB Distribution Services, LLC, a Wisconsin limited liability company (the "Distributor").

WHEREAS, the Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and is authorized to issue shares of beneficial interests in separate series with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and is properly registered and qualified as a broker-dealer under all applicable state and local laws; and

WHEREAS, the Trust and Distributor desire to enter into an agreement pursuant to which Distributor shall be the distributor of the shares of the Trust representing the investment portfolios described on Schedule A hereto and any additional shares and/or investment portfolios the Trust and Distributor may agree upon and include on Schedule A as such Schedule may be amended from time to time (such shares and any additional shares are referred to as the “Shares” and such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds").

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.           Appointment of the Distributor.

The Trust hereby appoints the Distributor as agent for the distribution of the Shares, on the terms and for the period set forth in this Agreement.  Distributor hereby accepts such appointment as agent for the distribution of the Shares on the terms and for the period set forth in this Agreement.

2.           Services and Duties of the Distributor.

2.1           Distributor will act as agent for the distribution of Shares in accordance with the instructions of the Trust’s Board of Trustees and the registration statement and prospectuses then in effect with respect to the Funds under the Securities Act of 1933, as amended (the "1933 Act").

2.2           Distributor may incur expenses for appropriate distribution activities which it deems reasonable which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature.  At the direction of the Trust, Distributor may enter into servicing and/or selling agreements with qualified broker/dealers and other persons with respect to the offering of Shares to the public, and if it so chooses Distributor will act as principal. The Distributor shall not be obligated to incur any specific expenses nor sell any certain number of Shares of any Fund.

2.3           All Shares of the Funds offered for sale by Distributor shall be offered for sale to the public at a price per share (the "offering price") provided in the Funds' then current prospectus.  The Distributor shall have no liability for the payment of the purchase price of the Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares. The price the Funds shall receive for any Shares purchased by investors shall be the net asset value used in determining the public offering price applicable to the sale of such Shares, as calculated in the manner set forth in the Funds’ Registration Statement (as hereinafter defined).  The Distributor may reallocate any portion of any front-end sales charge that is imposed on such sales to selected dealers as set forth in the prospectus, subject to applicable FINRA rules.  Any portion of the front-end sales charge that is not so reallocated, as well as any back-end or deferred sales charge or load, shall be retained by the Distributor as a commission for its services hereunder.  Notwithstanding anything herein to the contrary, Distributor shall not be required to finance the payment to any dealer or other organization of any sales charges or fees.

2.4           If any shares sold by the Funds are redeemed or repurchased by the Funds, or by Distributor as agent, or are tendered for redemption, within seven business days after the date of confirmation of the original purchase of said Shares, Distributor shall forfeit the amount above the net asset value received by Distributor in respect of such Shares, provided that the portion, if any, of such amount re-allowed, by Distributor to broker/dealers or other persons shall be repayable to the Funds only to the extent recovered by Distributor from the broker/dealer or other person concerned.  Distributor shall include in the forms of agreement with such broker/dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by the Funds or by Distributor as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.

2.5           Distributor shall act as distributor of the Shares in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act, by the Securities and Exchange Commission (the "Commission") and FINRA.

2.6           Distributor shall not utilize any materials in connection with the sales or offering of Shares except the Trust’s prospectus and statement of additional information and such other materials as the Trust shall provide or approve.  The Distributor agrees to provide compliance review of all sales literature and marketing materials prepared for use by or on behalf of the Trust in advance of the use of such materials.  The Trust agrees to incorporate such changes to such materials as the Distributor shall request.  The Distributor will file the materials as may be required with FINRA, the Commission or state securities commissioners. The Trust represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by the Distributor.  All advertising and sales literature related to the Trust shall be delivered to the Distributor for review prior to use with sufficient time to permit the Distributor to review the material and to file with FINRA if necessary.  The Trust and the Distributor shall mutually agree upon a reasonable turnaround time for such review.

2.7           Registered Representatives.

(i) Distributor shall have as a registered representative such employees of the Trust’s affiliated entities, as the parties mutually shall agree (“Dual Representatives”). Distributor may terminate the registration with Distributor of any such Dual Representative with or without cause at any time, in its sole discretion.  Each Dual Representative shall be subject to and shall comply fully with such operating and other policies and procedures as may be established from time to time by Distributor and communicated to such Dual Representative (the “Procedures”) and all applicable laws, rules and regulations.  In no event and under no circumstances shall any Dual Representative provide investment advice or make any recommendations about any investment including an investment in the Funds during the scope of such Dual Representative’s registration by Distributor pursuant to this Agreement.

(ii) Distributor may designate the principal office of one of Trust’s affiliated entities, as either a branch office or an office of supervisory jurisdiction of Distributor.

(iii) Distributor shall not offer, and Dual Representatives shall not be entitled to, any benefits otherwise available to employees of Distributor and shall not be entitled to any compensation from Distributor.

(iv) The Dual Representatives will be instructed not to use any advertising or sales material relating to the Funds unless and until such materials have been approved and authorized for use by Distributor.

2.8           As compensation for the services performed hereunder and the expenses incurred by Distributor, the Distributor shall be entitled to the fees and be reimbursed the expenses as provided in Exhibit B hereto.

3.           Duties and Representations of the Trust.

3.1           The Trust represents that it is registered as an open-end management investment company under the 1940 Act and that it has and will continue to act in conformity with its Declaration of Trust, By-Laws, its registration statement as may be amended from time to time and resolutions and other instructions of its Board of Trustees and has and will continue to comply with all applicable laws, rules and regulations including without limitation the 1933 Act, the 1934 Act, the 1940 Act, the laws of the states in which shares of the Funds are offered and sold, and the rules and regulations thereunder.

3.2           The Trust shall take or cause to be taken all necessary action to register and maintain the registration of the Shares under the 1933 Act for sale as herein contemplated and shall pay all costs and expenses in connection with the registration of Shares under the 1933 Act, and be responsible for all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Trust hereunder.

3.3           The Trust shall execute any and all documents and furnish any and all information and otherwise take all actions which may be reasonably necessary in the discretion of the Trust’s officers in connection with the qualification of the Shares for sale in such states as Distributor and the Trust may approve, shall maintain the registration of a sufficient number or amount of shares thereunder, and shall pay all costs and expenses in connection with such qualification.  The Trust shall notify the Distributor, or cause it to be notified, of the states in which the Shares may be sold and shall notify the Distributor of any change to the information.

3.4           The Trust shall, at its expense, keep the Distributor fully informed with regard to its affairs. In addition, the Trust shall furnish Distributor from time to time such information, documents and reports with respect to the Trust and the Shares as Distributor may reasonably request, and the Trust warrants that the statements contained in any such information shall be true and correct and fairly represent what they purport to represent.

3.5           The Trust represents to Distributor that all registration statements and prospectuses of the Trust filed or to be filed with the Commission under the 1933 Act with respect to the Shares have been and will be prepared in conformity in all material respects with the requirements of the 1933 Act, the 1940 Act, and the rules and regulations of the Commission thereunder.  As used in this Agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus (together with the related statement of additional information) at any time now or hereafter filed with the Commission with respect to any of the Shares and any amendments and supplements thereto which at any time shall have been or will be filed with said Commission.  The Trust represents and warrants to Distributor that any registration statement and prospectus, when such registration statement becomes effective, will, to the best of the Trust’s knowledge, contain all statements required to be stated therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the Commission; that all information contained in the registration statement and prospectus will be true and correct in all material respects when such registration statement becomes effective; and that neither the registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Trust agrees to file from time to time such amendments, supplements, reports and other documents as may be necessary or required in order to comply with the 1933 Act and the 1940 Act and in order that there may be no untrue statement of a material fact in a registration statement or prospectus, or necessary or required in order that there may be no omission to state a material fact in the registration statement or prospectus which omission would make the statements therein misleading.  The Trust shall promptly notify the Distributor if it determines that it is necessary to amend or supplement the registration statement. Notwithstanding anything to the contrary in this Section 3.5, the Trust’s representations and warranties in this Section 3.5 are shall not apply to any statement or omission in a registration statement, prospectus or any other Trust document made in reliance upon or in conformity with information relating to the Distributor and furnished to the Trust or its counsel by the Distributor in writing for the purposes of, and used in the preparation of, such registration statement, prospectus of Trust document.

3.6           The Trust shall provide the Distributor with reasonable advance notice (written or oral) of any anticipated amendment to the registration statement or supplement to any prospectus and, whenever reasonably practicable, a copy of any proposed amendment or supplement prior to filing. The Distributor shall (i) promptly provide the Trust with any proposed revisions to such anticipated amendment or supplement in writing and (ii) shall notify the Trust as the Distributor sees fit, of any other proposed revisions, questions or comments on the registration statement, organizational documents or other documentation relating to the Trust. The Trust shall reasonably cooperate with the Distributor to implement reasonable and appropriate revisions and to otherwise address questions or comments of the Distributor relating to Trust documentation. Nothing contained in this Agreement shall in any way limit the Trust’s right or obligation to file at any time any amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, with advice of its counsel, such right being in all respects absolute and unconditional.

3.7           Whenever in their judgment such action is warranted by market, economic or political conditions, or by circumstances of any kind, the Trust may decline to accept any orders for, or make any sales of, any Shares until such time as it deems it advisable to accept such orders and to make such sales and the Trust shall advise Distributor promptly of such determination.

3.8           The Trust agrees to advise the Distributor promptly in writing:

(i)           of any correspondence or other communication by the Commission or its staff relating to the Funds including requests by the Commission for amendments to the registration statement or prospectuses;

(ii)           in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectuses then in effect or the initiation of any proceeding for that purpose;

(iii)           of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectuses or which requires the making of a change in such registration statement or prospectuses in order to make the statements therein not misleading; and

(iv)           of all actions taken by the Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Commission.

4.           Indemnification.

4.1(a)   The Trust authorizes Distributor to use any prospectus or statement of additional information, in the form furnished to Distributor from time to time, in connection with the sale of Shares.  The Trust shall indemnify, defend and hold the Distributor, and each of its present or former directors, members, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act (“Distributor Indemnitees”), free and harmless (a) from and against any and all losses, claims, demands, liabilities, damages, charges, payments, costs and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages, charges, payments, costs or expenses and any counsel fees incurred in connection therewith) of any and every nature (“Losses”) which Distributor and each of the Distributor Indemnitees may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the registration statement or any prospectus, an annual or interim report to shareholders or sales literature, or any amendments or supplements thereto, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Trust’s obligation to indemnify Distributor and any of the foregoing indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Distributor and furnished to the Trust or its counsel by Distributor in writing for the purpose of, and used in, the preparation thereof; (b) from and against any and all Losses which Distributor and each of the Distributor Indemnitees may incur in connection with this Agreement or the Distributor’s performance hereunder, except to the extent the Losses result from the Distributor’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement~~.~~  Promptly after receipt by the Distributor of notice of the commencement of an investigation, action, claim or proceeding, the Distributor shall, if a claim for indemnification in respect thereof is to made under this section, notify the Trust in writing of the commencement thereof, although the failure to do so shall not prevent recovery by the Distributor or any Distributor Indemnitee.

4.1(b)   The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by the Trust and approved by the Distributor, which approval shall not be unreasonably withheld.  In the event the Trust elects to assume the defense of any such suit and retain such counsel and notifies the Distributor of such election, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them subsequent to the receipt of the Trust’s election.  If the Trust does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Trust, or in case there is a conflict of interest between the Trust and the Distributor or any of the Distributor Indemnitees, the Trust will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor and them.  The Trust’s indemnification agreement contained in this Section 4.1 and the Trust’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor and each of the Distributor Indemnitees, and shall survive the delivery of any Shares and the termination of this Agreement.  This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of each of the Distributor Indemnitees and their estates and successors. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or trustees in connection with the issue and sale of any of the Shares.

4.1(c)    The Trust acknowledges and agrees that in the event the Distributor, at the direction of the Trust, is required to give indemnification to any entity selling Shares or providing shareholder services to shareholders or others and such entity shall make a claim for indemnification against the Distributor, the Distributor shall make a similar claim for indemnification against the Trust and shall be entitled to such indemnification.

4.2(a)    Distributor shall indemnify, defend and hold the Trust, and each of its present or former trustees, officers, employees, representatives, and any person who controls or previously controlled the Trust within the meaning of Section 15 of the 1933 Act (“Trust Indemnitees”), free and harmless from and against any and all Losses which the Trust, and each of its present or former trustees, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, (a) arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Trust’s registration statement or any prospectus, as from time to time amended or supplemented, or the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, information relating to the Distributor and furnished in writing to the Trust or its counsel by the Distributor for the purpose of, and used in, the preparation thereof, or (b) to the extent any Losses arise out of or result from the willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.  Distributor's agreement to indemnify the Trust and any of the Trust Indemnitees shall not be deemed to cover any Losses to the extent they arise out of or result from the Trust’s willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement. Promptly after receipt by the Trust of notice of the commencement of an investigation, action, claim or proceeding, the Trust shall, if a claim for indemnification in respect thereof is to made under this section, notify the Distributor in writing of the commencement thereof, although the failure to do so shall not prevent recovery by the Trust or any Trust Indemnitee.

4.2(b)    The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and approved by the Trust, which approval shall not be unreasonably withheld.  In the event the Distributor elects to assume the defense of any such suit and retain such counsel and notifies the Trust of such election, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them subsequent to the receipt of the Distributor’s election.  If the Distributor does not elect to assume the defense of any such suit, or in case the Trust does not, in the exercise of reasonable judgment, approve of counsel chosen by the Distributor, or in case there is a conflict of interest between the Distributor and the Trust or any of the Trust Indemnitees, the Distributor will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Trust and them.  The Distributor’s indemnification agreement contained in this Section 4.2 and the Distributor’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust or any of the Trust Indemnitees, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Trust's benefit, to the benefit of each of the Trust Indemnitees and their estates and successors. The Distributor agrees promptly to notify the Trust of the commencement of any litigation or proceedings against the Distributor or any of its current or former officers, directors, managers, members, agents or affiliates in connection with the issue and sale of any of the Shares.

5.           Offering of Shares.

No Shares shall be offered by either the Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as the current prospectus as required by Section 10 of the 1933 Act, as amended, is not on file with the Commission; provided, however, that nothing contained in this Section 5 shall in any way restrict or have an application to or bearing upon the Trust’s obligation to repurchase Shares from any shareholder in accordance with the provisions of the prospectus or Declaration of Trust.

6.	Limitation of Liability

6.1     The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from the Distributor’s willful misfeasance, bad faith or negligence in the performance of such duties and obligations, or by reason of its reckless disregard thereof.  Furthermore, notwithstanding anything herein to the contrary, the Distributor shall not be liable for any action taken or omitted to be taken in accordance with instructions received by the Distributor from an officer or representative of the Trust.

           6.2      The Distributor assumes no responsibility hereunder, and shall not be liable, for any default, damage, loss of data, errors, delay or any other loss whatsoever caused by events beyond its reasonable control.  The Distributor will, however, take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond its control.

7.	Term.

7.1     This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed.  Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to each Fund until __________, 20__.  Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trust’s Board of Trustees or (ii) the vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of a Fund, and provided that in either event the continuance is also approved by a majority of the Trust’s Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

7.2    This Agreement may be terminated without penalty with respect to a particular Fund (1) through a failure to renew this Agreement at the end of a term, (2) upon mutual consent of the parties, or (3) on no less than thirty (30) days' written notice, by the Trust’s Board of Trustees, by vote of a majority (as defined with respect to voting securities in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of a Fund, or by the Distributor (which notice may be waived by the party entitled to such notice). The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Trust.  This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

7.3    In the event of termination of this Agreement, all reasonable expenses associated with movement of records and materials and conversion thereof shall be borne by the Funds.  Notwithstanding anything herein to the contrary, upon the termination of this Agreement as provided herein or the liquidation of a Fund or the Trust, UMBDS shall deliver the records of the Trust to the Trust or its successor distributor in a form that is consistent with UMBDS’ applicable license agreements at the expense of the Trust, and thereafter the Trust or its designee shall be solely responsible for preserving the records for the periods required by all applicable laws, rules and regulations. In the event a Fund is liquidated, the Distributor shall deliver the records of that Fund to the Trust. The Distributor shall not reduce the level of service provided to the Trust prior to termination following notice of termination by the Trust.

8.           Miscellaneous.

8.1    The services of the Distributor rendered to the Funds are not deemed to be exclusive.  The Distributor may render such services and any other services to others, including other investment companies.  The Trust recognizes that from time to time directors, officers, and employees of the Distributor may serve as directors, trustees, officers and employees of other entities (including other investment companies), that such other entities may include the name of the Distributor as part of their name and that the Distributor or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

8.2    Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information relating to the Trust and its activities, the Trustees, Fund shareholders and the Trust’s other service providers acquired in the course of negotiating and performing this Agreement, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, and not to disclose such information except where the Distributor may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Trust.  In case of any requests or demands for inspection of the records of the Funds, the Distributor will promptly notify the Trust. Records and information which have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives, and information which was already in the possession of the Distributor prior to receipt thereof, shall not be subject to this paragraph.

8.3    This Agreement shall be governed by Wisconsin law, excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder.  Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

8.4    Any notice required or to be permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows:  Notice to the Distributor shall be sent to UMB Distribution Services, LLC, 803 West Michigan Street, Suite A, Milwaukee, WI, 53233, Attention: Miriam M. Allison, and notice to the Trust shall be sent to The Alerian MLP Funds Trust, 2100 McKinney Ave, Suite 1825; Dallas, Texas 75201; Attention: ______________.

8.5   This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

8.6   The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise effect their construction or effect.

8.7   This Agreement is executed by the Trust with respect to each of the Funds and the obligations hereunder are not binding on any of the trustees, officers or shareholders of the Trust individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund. All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund basis, and the assts of one Fund shall not be liable for the obligations of another Fund.

8.8   Upon reasonable request of the Trust, the Distributor shall grant the Trust’s duly authorized officers (including the Trust’s Chief Compliance Officer), investment adviser, agents and independent registered public accounting firm access, during normal business hours, to the Distributor’s facilities, records and personnel to the extent such facilities, records and personnel are used in connection with or relate to the Distributor’s services to be provided hereunder, for the purposes of: (i) conducting a due diligence review of the Distributor’ facilities, recordkeeping and personnel; (ii) facilitating the preparation and audit, as applicable, of the Funds’ financial statements; (iii) complying with any regulatory requirements applicable to the Trust; and (iv) conducting compliance review or audits in connection with the Chief Compliance Officer’s, Trust’s and Board of Trustees’ obligations under Rule 38a-1 under the 1940 Act.

8.9  Upon reasonable request, the Distributor will provide sub-certifications to the Trust and/or its officers with respect to its services provided hereunder to support: (i) the Trust’s compliance program and (ii) the certifications required of the principal executive officer and principal financial officer of the Trust under the Sarbanes-Oxley Act of 2002 and implementing rules and regulations.

8.11   The Distributor shall not use the name of the Trust or any Fund (other than in connection with performing its duties and obligations under this Agreement or in a general listing of clients serviced by Distributor) in a manner not approved by the Trust prior thereto in writing; provided, however, that the approval of the Trust shall not be required for the use of the Trust’s name or the name of any Fund in connection with performing its duties and obligations or exercising its rights under this Agreement, or which is required by the Securities and Exchange Commission or any state securities authority or an other appropriate regulatory, governmental or judicial authority, provided, further, that in no event shall such approval be unreasonable withheld or delayed and that the Distributor and its affiliates may use Trust and Fund names pursuant to the terms of other Agreements among them and the Trust. 8.10The person signing below represents and warrants that he/she is duly authorized to execute this Agreement on behalf of the Funds.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

THE ALERIAN MLP FUNDS TRUST
(the “Trust”)

By:____________________________________________
President

UMB DISTRIBUTION SERVICES, LLC
(the "Distributor")

By: ______________________________________
John P. Zader
President

1

Schedule A
to the
Form of Distribution Agreement
by and between
The Alerian MLP Funds Trust
and
UMB Distribution Services, LLC

Name of Funds

Alerian MLP Select 40 Fund
Alerian MLP Alpha Fund
Alerian MLP Income Fund

2

Schedule B
to the
Form of Distribution Agreement
by and between
The Alerian MLP Funds Trust
and
UMB Distribution Services, LLC

Annual Asset-Based Fees (per portfolio)	1.00 basis points

Minimum Annual Fee
■ First fund	$15,000
■ Each additional fund	$10,000

Advertising Compliance
Review and comment on advertising not prepared by	$100 per hour, plus filing fees
UMB’s Financial Marketing Group

Selling Agreement Review
Review and comment on non-standard selling agreements	$150 per hour, plus filing fees

Employee Licensing
■ Tier 1: Base fee	$200 per month, per person
Appropriate when registered agents of the Adviser
respond to unsolicited inquiries about the Fund(s)

■ Tier 2: Base fee	$400 per month, per person
Appropriate for registered agents of the Adviser
who are proactively marketing the Fund(s) to financial intermediaries

Employee licensing activities include establishing a system to supervise operations; developing a procedure manual tailored to your requirements (e.g., remote location, branch office or office of supervisory jurisdiction); training your staff on compliance procedures; monthly compliance review (e.g., email, presentations, marketing materials, websites, correspondence, incoming mail, etc.); periodic on-site examinations; and more.

CCO Support Services
Annual fee per fund family	$1,500

Fact Sheets**
Design, per fact sheet – includes first production	$1,000
Each fact sheet production thereafter	$500

**Out-of-pockets are separate, including printing

Out-of-Pocket Expenses
Out-of-pocket expenses include but are not limited to travel on behalf of the Adviser or Fund(s), materials, filing fees, registration fees, and expenses, including but not limited to attorney’s fees, incurred in connection with responding to and complying with SEC or other regulatory investigations, inquiries or subpoenas, excluding routine examinations of UMB in its capacity as a service provider to the funds.

3

The expenses of marketing, promoting and distributing a fund are in addition to the fees above and include but are not limited to: the development and printing of prospectuses, advertising, and direct mail pieces; public relations activities; trade show attendance; call management and fulfillment; and fees paid to broker/dealers.

*For UMB Distribution Services, LLC, or Grand Distribution Services, LLC, as named distributor

Fees for services not contemplated by this schedule will be negotiated on a case-by-case basis.

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